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                                                                     EXHIBIT 5.1


                      MORSE, ZELNICK, ROSE & LANDER, LLP
                                450 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                                                                  July ___, 1998


Periscope Sportswear, Inc.
1407 Broadway
Suite 620
New York,  New York

Dear Sirs:

     We have acted as counsel to Periscope Sportswear, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by (1) the Company of (a) 2,600,000 shares of Common Stock, $.001 par value per share, (the "Common Stock") (2,799,280 shares of Common Stock if the over-allotment option is exercised in full), (b) Common Stock Purchase Warrants to be issued to the underwriters (the "Underwriters' Warrants"), (c) 260,000 shares of Common Stock underlying the Underwriters' Warrants (307,928 shares of Common Stock if the over-allotment option is exercised) and (d) such additional shares of Common Stock as may be offered by the Company and as may underlie the Underwriters' Warrants covered by any additional registration statement filed pursuant to Rule 462 promulgated under the Act and (2) certain Selling Stockholders of 595,200 shares of Common Stock (875,200 shares of Common Stock if the over-allotment option is exercised in full).

     In this regard, we have reviewed the Certificate of Incorporation of the Company, resolutions adopted by the Company's Board of Directors, the Registration Statement, the proposed form of the Underwriters' Warrants, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

     Each share of Common Stock being offered, the Underwriters' Warrants, and the Common Stock underlying the Underwriters' Warrants have been duly and validly authorized for issuance and when issued or transferred as contemplated by the Registration Statement or upon exercise of the Underwriters' Warrants will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,


                                 MORSE, ZELNICK, ROSE & LANDER, LLP